EXHIBIT 99.3

SEMCRUDE PIPELINE, L.L.C.

Balance Sheets

(In thousands)

	(unaudited) September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$8	$—

Total current assets	8	—
Investment in affiliate	228,076	138,970

Total assets	$228,084	$138,970

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Payable to affiliate	$191	$—

Total current liabilities	$191	$—

Contingencies
Total member’s equity	$227,893	$138,970

Total liabilities and member’s equity	$228,084	$138,970

The accompanying notes are an integral part of these unaudited financial statements.

SEMCRUDE PIPELINE, L.L.C.

Statements of Operations

(In thousands, unaudited)

	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Revenues	$—	$—
Expenses:
General and administrative	11	2
Gain on disposal	—	(3,500)

Total expenses	11	(3,498)

Earnings from equity method investments	31,886	25,053

Operating income	31,875	28,551

Net income	$31,875	$28,551

The accompanying notes are an integral part of these unaudited financial statements.

SEMCRUDE PIPELINE, L.L.C.

Statements of Changes in Member’s Equity

(In thousands, unaudited)

Member’s Equity
Balance at December 31, 2011	$143,259
Net income	39,939
Net distributions to members	(44,228)

Balance at December 31, 2012	138,970
Net income	31,875
Net contributions from members	57,048

Balance at September 30, 2013	$227,893

The accompanying notes are an integral part of these unaudited financial statements.

SEMCRUDE PIPELINE, L.L.C.

Statements of Cash Flows

(In thousands, unaudited)

	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Cash flows from operating activities:
Net income	$31,875	$28,551
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on disposal	—	(3,500)

Net cash provided by operating activities	31,875	25,051

Cash flows from investing activities:
Distributions in excess of equity earnings	7,550	5,508
Investment in affiliate	(96,656)	(1,500)
Proceeds from sale of affiliate	—	2,785

Net cash provided by (used in) investing activities	(89,106)	6,793

Cash flows from financing activities:
Net contributions from (distributions to) members	57,239	(31,844)

Net cash used in financing activities	57,239	(31,844)

Net increase in cash and cash equivalents	8	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	$8	$—

The accompanying notes are an integral part of these unaudited financial statements.

SEMCRUDE PIPELINE, L.L.C.

Notes to Financial Statements (unaudited)

1. OVERVIEW

SemCrude Pipeline, L.L.C. (“SCPL”) is a Delaware limited liability company, which is a subsidiary of SemGroup Corporation (“SemGroup”) with one-third of its membership interest held indirectly through SemGroup’s subsidiary Rose Rock Midstream, L.P. (“Rose Rock”) and two-thirds owned directly by SemGroup. SCPL owns a 51% interest in White Cliffs Pipeline, L.L.C. (“White Cliffs”). SemGroup serves as manager of White Cliffs. White Cliffs owns a 527-mile crude oil pipeline with origination points in Platteville, Colorado and Healy, Kansas and a termination point in Cushing, Oklahoma.

SCPL generates substantially all of its earnings through its investment in White Cliffs. The other members of White Cliffs have substantive rights to participate in the management of White Cliffs. Because of this, SCPL accounts for White Cliffs under the equity method. The terms “we,” “our,” “us,” “the Company” and similar language used in these notes to the financial statements refer to SemCrude Pipeline, L.L.C.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts and disclosures in the financial statements. Although management believes these estimates are reasonable, actual results could differ materially from these estimates.

These financial statements are unaudited. The balance sheet at December 31, 2012, is derived from audited financial statements. Certain reclassifications have been made to conform previously reported balances to the current presentation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INTERCOMPANY ACCOUNTS – SCPL participates in SemGroup’s cash management program. Under this program, cash distributed to SCPL by White Cliffs is distributed to SemGroup and Rose Rock on a regular basis based on their relative membership percentages; when SCPL uses cash for contributions to White Cliffs or for other purposes, SemGroup and Rose Rock transfer cash to SCPL to cover the payments based on their relative membership percentages. In addition, SemGroup incurs certain expenses on behalf of White Cliffs, which are allocated to SCPL. SCPL passes these costs to White Cliffs. However, as the other members of White Cliffs are not responsible for the payment of these costs, SCPL treats these costs as an equity contribution to White Cliffs.

SCPL records transactions with SemGroup and its other controlled subsidiaries, including Rose Rock, to intercompany accounts. When SCPL’s intercompany accounts are in a net receivable position, the balance is reported as a reduction to equity on the balance sheet. When SCPL’s intercompany accounts are in a net payable position, the balance is reported as a current liability on the balance sheet. In the statements of cash flows, SCPL reports the net change in the intercompany accounts as a financing cash flow within “net contributions from (distributions to) members”. SCPL reports the net change in equity associated with these transactions as “net contributions from members” or “net distributions to members” in the statements of changes in member’s equity.

SCPL’s intercompany accounts were in a net payable position of $0.2 million at September 30, 2013. There was no balance at December 31, 2012. SCPL has reported this balance as a current liability on the balance sheet, as SCPL does not determine how or when this liability will be settled.

EQUITY METHOD INVESTMENTS – We account for an investment under the equity method when we have significant influence over, but not control of, the significant operating decisions of the investee. Under the equity method, we record in the statement of operations our share of the earnings or losses of the investee, with a corresponding adjustment to the investment balance on our balance sheet. When we receive a distribution from an equity method investee, we record a corresponding reduction to the investment balance.

INCOME TAXES – SCPL is a pass-through entity for federal and state income tax purposes. Our earnings are allocated to our members, who are responsible for any related income taxes. Because of this, no provision for income taxes is reported in the accompanying financial statements.

SUBSEQUENT EVENTS – SCPL has evaluated subsequent events for accrual or disclosure in these financial statements through December 20, 2013, which is the date these financial statements were issued.

On December 16, 2013, Rose Rock Midstream, L.P. (“RRMS”) acquired an additional 33.33% of the outstanding membership interests in SemCrude Pipeline, L.L.C. from SemGroup in exchange for cash and equity interests in RRMS.

SEMCRUDE PIPELINE, L.L.C.

Notes to Financial Statements (unaudited)

3. INVESTMENTS IN NON-CONSOLIDATED SUBSIDIARIES

White Cliffs

We account for our 51% membership of White Cliffs under the equity method, as the other members have substantive rights to participate in its management. Under the equity method, we do not report the individual assets and liabilities of White Cliffs on our balance sheets. Instead, our membership interest is reflected in one line as a noncurrent asset on our balance sheets. Certain summarized statement of operations information of White Cliffs for the nine months ended September 30, 2013 and September 30, 2012 is shown below (in thousands, unaudited):

	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Revenue	$92,238	$76,910
Operating, general and administrative expenses	$14,433	$11,382
Depreciation and amortization expense	$14,150	$14,964
Net income	$63,642	$50,564
Distributions paid to SCPL	$39,436	$30,561

The equity in earnings of White Cliffs for the nine months ended September 30, 2013 and September 30, 2012 reported in our statements of operations is less than 51% of the net income of White Cliffs for the same period. This is due to certain general and administrative expenses incurred by SemGroup in managing the operations of White Cliffs, which are allocated to SCPL, that the other members are not obligated to share. Such expenses are recorded by White Cliffs, and are allocated to our membership interest. White Cliffs recorded $1.2 million and $1.5 million of such general and administrative expense for the nine months ended September 30, 2013 and September 30, 2012, respectively.

In August 2012, the members of White Cliffs approved an expansion project to construct a 12” pipeline from Platteville, Colorado to Cushing, Oklahoma. The project is expected to cost approximately $300 million which will be funded by capital calls to members. SCPL’s funding requirement will be 51% of the total cost. SCPL has contributed approximately $97.8 million for project funding up through September 30, 2013, including $95.5 million for the nine months ended September 30, 2013 and estimate the expected remaining contributions to be $53.3 million, which will be made in 2014.

In September 2012, we received $3.5 million from the other members of White Cliffs related to the September 2010 exercise of their rights to purchase additional membership interests in White Cliffs. This gain is reported in gain on disposal in the statements of operations.